Exhibit 4.2.1

ASANTE SOLUTIONS, INC.

AMENDMENT TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Amendment”) is made by and among Asante Solutions, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Existing Stockholders”), as of January 21, 2015.

RECITALS

WHEREAS, the Company and the Existing Stockholders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated September 3, 2014 (the “Rights Agreement”);

WHEREAS, the Company shall enter into a Common Stock Purchase Agreement with certain of the Existing Stockholders pursuant to which such Existing Stockholders will purchase shares of the Company’s common stock (the “Shares”) concurrently with the closing of the IPO (as defined therein);

WHEREAS, the Company and the Existing Stockholders now desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement; and

WHEREAS, the Existing Stockholders constitute the Requisite Investors (as defined in the Rights Agreement), and the consent of such holders will bind all parties to the Rights Agreement pursuant to Sections 2.13 and 5.1 thereof.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definition Amendment. Pursuant to Section 5.1 of the Rights Agreement, Section 1.1(r) of the Rights Agreement shall be replaced in its entirety by the following:

“(r) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock held by the Investors or their permitted assigns to whom registration rights are transferred in accordance with this Agreement, (ii) any Common Stock issued as distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, (iii) Common Stock issued upon exercise of those certain Common Stock warrants dated July 17, 2007 issued to Thomas McNerney & Partners II, L.P. and De Novo Ventures III, L.P. and their respective affiliates, (iv) the Common Stock that shall be issued pursuant to that certain Common Stock Purchase Agreement by and between the Company and the investors listed on Schedule A thereto dated on or about January 15, 2015, and (v) Common Stock issued or issuable upon exercise and conversion of any Preferred Stock warrant of the Company held by the Investors or their permitted assigns to whom registration rights are transferred in accordance with this Agreement; provided, however, that Registrable

Securities shall not include any shares of Common Stock described in clause (i), (ii), (iii), (iv) and (v) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.”

2. Lock-up Extension. Pursuant to Section 5.1 of the Rights Agreement, Section 2.10 of the Rights Agreement shall be replaced in its entirety by the following

2.10 Market Stand-Off Agreement

Each Holder and Common Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder or Common Holder (other than those included in the registration) during the six (6) month period following the effective date of the Registration Statement on Form S-1 for the Company’s Initial Public Offering filed under the Securities Act (such date the “Effective Date”). Each Holder and Common Holder (other than JLP Consulting LLC and Morten Mernoe) shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder or Common Holder (other than those included in the registration) during the eighteen (18) month period following the Effective Date, unless a shorter period is approved by 66-2/3% of the then outstanding shares of Common Stock held by the Holders and Common Holders (voting together as a single class on an as-converted basis) (such shorter period, the “Reduced Lock-Up Period”); provided that such Reduced Lock-Up Period shall be no less than six (6) months from the Effective Date.

The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such eighteen (18) month period or the Reduced Lock-Up Period, as applicable. Each Holder and Common Holder agrees to execute a market standoff agreement with said underwriters in customary form for a period of at least six (6) months.

3. Continued Validity of the Rights Agreement. Except as amended hereby, the Rights Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

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6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Jurisdiction; Venue. With respect to any disputes arising out of or related to this Amendment, the parties (a) consent to the exclusive jurisdiction of, and venue in, the federal and state courts located within the geographical boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the federal and state courts located within the geographical boundaries of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Amendment consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or Chancery Court of Delaware to the extent having subject matter jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

ASANTE SOLUTIONS, INC.
a Delaware corporation

By:	/s/ David Thrower

	Name:	David Thrower

	Title:	Chief Executive Officer

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

Thomas, McNerney & Partners II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

TMP Nominee II, LLC

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

TMP Associates II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James Thomas
Name:	James Thomas
Title:	Manager

Address:
60 South 6th Street
Suite 3620
Minneapolis, MN 55402

Fax: [redacted]
E-mail: [redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

De Novo Ventures III, L.P.
By:	De Novo Management III, LLC
Its:	General Partner

By:	/s/ Joe Mandato
Joe Mandato, Managing Director

Address:
14612 Big Basin Way
Suite B
Saratoga, CA 95070
E-mail: [redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

NOVO A/S

By:	/s/ Thomas Dyrberg MD

Name:	Thomas Dyrberg

Title:	Senior Partner

Address: Tuborg Havnevej 19
DK 2900 Hellerup
Denmark
Attn: Heather Ludvigsen
Fax:
E-mail: [redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

Sunstone Life Science Ventures Fund I K/S

By:	/s/ Peter Benson	/s/ Merete Moller

Name:	Peter Benson	Merete Moller

Title:	Managing Partner	Partner

Address: Lautrupsgade 7, 5
2100 Copenhagen
Denmark
Attn: Mr. Peter Benson
Fax: [redacted]
E-mail: [redacted]
Copy: [redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

SeeD Capital Denmark K/S

By:	/s/ Ulla Brockenhuus-Schack

Name:	Ulla Brockenhuus-Schack

Title:	Managing Partner

By:	/s/ Lars Anderson

Name:	Lars Anderson

Title:	General Partner

Address: Diplomvej 381, DK-2800 Kgs. Lyngby
Attn: Ulla Brockenhuus-Schack
Fax: [redacted]
E-mail: [redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXISTING STOCKHOLDERS:

Lundbeckfond Invest A/S

By:	/s/ Lene Skole
Name:	Lene Skole
Title:	CEO

By:	/s/ Mette Kirstine Agger
Name:	Mette Kirstine Agger
Title:	Managing Partner

Address:	Scherfigsvej 7,
DK-2100 København Ø
Denmark
Fax:	[redacted]
E-mail:	[redacted]

SIGNATURE PAGE TO THE ASANTE SOLUTIONS, INC. AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT